Exhibit 99.1

PRESS RELEASE

For Immediate Release

CSG Systems INTERNATIONAL reports results

for FOURTH quarter AND FULL YEAR 2016

ENGLEWOOD, COLO. (February 1, 2017) — CSG Systems International, Inc. (Nasdaq: CSGS), the trusted global partner to launch and monetize digital services, today reported results for the quarter and year ended December 31, 2016.

Key Highlights:

•	Fourth quarter 2016 financial results:
•	Total revenues were $195.2 million.
•	GAAP operating income was $25.4 million, or 13.0% of total revenues and non-GAAP operating income was $33.8 million, or 17.3% of total revenues.
•	GAAP earnings per diluted share (EPS) was $0.38. Non-GAAP EPS was $0.57.
•	Cash flows from operations were $24.7 million.
•	Full year 2016 financial results:
•	Total revenues were $761.0 million.
•	GAAP operating income was $132.6 million, or 17.4% of total revenues and non-GAAP operating income was $164.3 million, or 21.6 % of total revenues.
•	GAAP EPS was $1.90. Non-GAAP EPS was $2.79.
•	Cash flows from operations were $84.2 million.
•	CSG declared its quarterly cash dividend of $0.185 per share of common stock, or a total of approximately $6 million, to shareholders, bringing the total 2016 dividend to over $23 million.
•	In January 2017, CSG’s Board of Directors approved an approximately 7% increase in CSG’s cash dividend, effective with the first quarterly payment of $0.1975 per share of common stock.
•	During the fourth quarter, CSG converted 1.5 million Comcast customer accounts onto its cloud-based Advanced Convergent Platform (ACP) for a total of approximately 3 million conversions for the year.

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February 1, 2017

“We are executing well against our strategy to drive profitable growth,” said Bret Griess, president and chief executive officer for CSG International.  “We are seeing the results from actions that we took several years ago to evolve our own business model to one that leverages our domain expertise in managing large, complex platforms on behalf of our clients with managed services relationships.  Additionally, we are gaining traction with our next generation Ascendon cloud-based, SaaS platform that enables service providers to respond to new digital services opportunities in real-time across the globe – driving the shift from legacy systems to a future ready approach.  Finally, we continue to reinforce our well known reputation of delivering day-in and day-out on behalf of some of the world’s leading communications providers – and innovators – around the world.”

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarters Ended December 31,			Years Ended December 31,
			Percent			Percent
	2016	2015	Changed	2016	2015	Changed
Revenues	$195,169	$197,288	(1%)	$760,958	$752,520	1%
GAAP Results:
Operating Income	$25,366	$34,070	(26%)	$132,629	$113,140	17%
Operating Margin	13.0%	17.3%	—	17.4%	15.0%	—
EPS	$0.38	$0.70	(46%)	$1.90	$1.87	2%
Non-GAAP Results:
Operating Income	$33,789	$43,537	(22%)	$164,329	$149,568	10%
Operating Margin	17.3%	22.1%	—	21.6%	19.9%	—
EPS	$0.57	$0.77	(26%)	$2.79	$2.62	6%

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Results of Operations

Revenues: Total revenues for the fourth quarter of 2016 were $195.2 million, a 1% decrease when compared to revenues of $197.3 million for the fourth quarter of 2015, and a 3% increase when compared to revenues of $189.3 million for the third quarter of 2016. Total revenues for the full year 2016 were $761.0 million, a 1% increase when compared to revenues of $752.5 million for the full year 2015.

The year-over-year quarterly decrease is primarily attributed to lower software and services and maintenance revenues generated during the quarter, which was mostly offset by the continued growth in CSG’s cloud and related solutions revenues, driven primarily from the conversion of customer accounts onto ACP during 2016, and increases in revenues from recurring managed services arrangements. The sequential quarterly and full year increases in revenues can be attributed to the growth of CSG’s cloud and related solutions revenues, driven primarily from continued conversion of customer accounts onto ACP, and increases in revenues from recurring managed services arrangements.

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February 1, 2017

GAAP Results: GAAP operating income for the fourth quarter of 2016 was $25.4 million, or 13.0% of total revenues, compared to $34.1 million, or 17.3%, for the fourth quarter of 2015 and $36.6 million, or 19.3% of total revenues, for the third quarter of 2016.  GAAP operating income for the full year 2016 was $132.6 million, or 17.4% of total revenues, compared to $113.1 million, or 15.0% of total revenues for the full year 2015.

GAAP EPS for the fourth quarter of 2016 was $0.38, as compared to $0.70 for the fourth quarter of 2015, and $0.55 for the third quarter of 2016.  GAAP EPS for the full year 2016 was $1.90 compared to $1.87 for the full year 2015.

The year-over-year and sequential quarterly decreases in GAAP operating margin and GAAP EPS are reflective of the increase in planned investments during the fourth quarter of 2016, aimed at generating future long-term revenue and cash flow growth.  In addition, the sequential quarterly decrease was also impacted by higher levels of employee incentive compensation in the fourth quarter, driven by CSG’s strong overall performance for the year.

The full year increases in GAAP operating margin and GAAP EPS are mainly due to the scale benefits from adding more customer accounts to CSG’s cloud solutions, and operational cost improvements made throughout 2016.  In addition, for the full year GAAP EPS, these benefits more than offset the negative impact of the loss on the repurchase of the 2010 Convertible Notes and higher interest expense, both related to the refinancing of this instrument earlier this year.

Non-GAAP Results: Non-GAAP operating income for the fourth quarter of 2016 was $33.8 million, or 17.3% of total revenues, compared to $43.5 million, or 22.1%, for the fourth quarter of 2015, and $43.9 million, or 23.2% of total revenues for the third quarter of 2016. Non-GAAP operating income for the full year 2016 was $164.3 million, or 21.6% of total revenues, compared to $149.6 million, or 19.9% of total revenues for the full year 2015.

Non-GAAP EPS for the fourth quarter of 2016 was $0.57, compared to $0.77 for the fourth quarter of 2015, and $0.75 for the third quarter of 2016. Non-GAAP EPS for the full year 2016 was $2.79, compared to $2.62 for the full year 2015.

The year-over-year and sequential quarterly decreases in non-GAAP operating margin and non-GAAP EPS is reflective of the increase in planned investments during the fourth quarter of 2016, aimed at generating future long-term revenue and cash flow growth. In addition, the sequential quarterly decrease was also impacted by higher levels of employee incentive compensation in the fourth quarter, driven by CSG’s strong overall performance for the year.

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February 1, 2017

The full year increases in non-GAAP operating margin and non-GAAP EPS are mainly due to the scale benefits from adding more customer accounts to CSG’s cloud solutions, and operational cost improvements made throughout 2016.

Balance Sheet and Cash Flows

Cash, cash equivalents and short-term investments at December 31, 2016 were $276.5 million, compared to $266.1 million at September 30, 2016 and $240.9 million at December 31, 2015.

CSG generated net cash flows from operations for the fourth quarters ended December 31, 2016 and 2015 of $24.7 million and $52.6 million, respectively, and had non-GAAP free cash flow of $22.0 million and $50.5 million, respectively.  CSG generated net cash flows from operations for the years ended December 31, 2016 and 2015 of $84.2 million and $137.0 million, respectively and had non-GAAP free cash flow of $69.9 million and $118.1 million, respectively.  Cash flows from operations for the fourth quarter and full year of 2016 were negatively impacted by year end working capital timing fluctuations, and a payment made at year end as part of the closure of several years of outstanding tax audits with the IRS.

2017 Financial Guidance

CSG’s financial guidance for the full year 2017 is as follows:

Revenues	$760 - $785 million
GAAP EPS	$1.85 - $2.03
Non-GAAP EPS	$2.33 - $2.49
GAAP Net Income	$61 - $67 million
Non-GAAP Adjusted EBITDA	$170 - $179 million
Cash Flows From Operating Activities	$100 - $120 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at www.csgi.com.

Conference Call

CSG will host a conference call on Wednesday, February 1, 2017, at 5:00 p.m. Eastern Time, to discuss CSG’s fourth quarter and full year results for 2016. The call will be carried live and archived on the Internet. A link to the conference call is available at http://ir.csgi.com. In addition, to reach the conference by phone, dial 1-800-768-6544 and ask the operator for the CSG Systems International conference call and Liz Bauer, chairperson.

Additional Information

For information about CSG, please visit CSG’s web site at www.csgi.com. Additional information can be found in the Investor Relations section of the web site.

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February 1, 2017

About CSG International

CSG International (NASDAQ: CSGS) is the trusted global partner to help clients launch and monetize communications and entertainment services in the digital age. Leveraging 30 years of experience and expertise in voice, video, data and content services, CSG delivers market-leading revenue management and customer interaction solutions in licensed and managed service models.  The company drives business transformation initiatives for the majority of the top 100 global communications service providers, including AT&T, Charter Communications, Comcast, DISH, ESPN, Media-Saturn, Orange, Reliance, SingTel Optus, Telefonica, Telstra, Vodafone, Vivo and Verizon. For more information, visit our website at www.csgi.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately sixty percent of its revenues from its three largest clients;
•	Continued market acceptance of CSG’s products and services;
•	Timing and success of previously announced client customer account migrations to CSG’s billing platform;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically-advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations as a result of its dependency on software sales, which are subject to greater volatility;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Chief Communications and Investor Relations Officer

(303) 804-4065

E-mail: liz.bauer@csgi.com

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February 1, 2017

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	December 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$126,351	$132,631
Short-term investments	150,147	108,305
Total cash, cash equivalents and short-term investments	276,498	240,936
Trade accounts receivable:
Billed, net of allowance of $3,080 and $3,600	208,930	178,854
Unbilled	30,828	41,110
Income taxes receivable	11,931	4,038
Other current assets	31,751	35,153
Total current assets	559,938	500,091
Non-current assets:
Property and equipment, net of depreciation of $122,866 and $112,282	33,116	35,992
Software, net of amortization of $99,316 and $95,094	30,427	35,095
Goodwill	201,094	219,724
Client contracts, net of amortization of $96,723 and $87,890	40,675	39,738
Deferred income taxes	14,218	17,462
Other assets	12,411	14,629
Total non-current assets	331,941	362,640
Total assets	$891,879	$862,731
LIABILITIES, CURRENT PORTION OF LONG-TERM DEBT CONVERSION OBLIGATION AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt, net of unamortized discounts of $296 and $8,632	$49,426	$148,868
Client deposits	33,916	33,694
Trade accounts payable	35,118	43,392
Accrued employee compensation	65,341	59,607
Deferred revenue	45,064	41,907
Income taxes payable	822	8,962
Other current liabilities	22,342	22,980
Total current liabilities	252,029	359,410
Non-current liabilities:
Long-term debt, net of unamortized discounts of $23,007 and $4,738	326,993	130,262
Deferred revenue	6,694	9,828
Income taxes payable	2,245	4,413
Deferred income taxes	99	182
Other non-current liabilities	12,618	12,791
Total non-current liabilities	348,649	157,476
Total liabilities	600,678	516,886
Current portion of long-term debt conversion obligation	39,841	-
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 32,261 and 32,555 shares outstanding	672	672
Common stock warrants; 2,851 and 2,851 warrants issued and outstanding	16,007	7,310
Additional paid-in capital	391,209	503,254
Treasury stock, at cost, 34,919 and 34,601 shares	(826,002)	(814,437)
Accumulated other comprehensive income (loss):
Unrealized loss on short-term investments, net of tax	(159)	(97)
Cumulative foreign currency translation adjustments	(45,213)	(26,288)
Accumulated earnings	714,846	675,431
Total stockholders' equity	251,360	345,845
Total liabilities, current portion of long-term debt conversion obligation and stockholders' equity	$891,879	$862,731

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February 1, 2017

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Revenues:
Cloud and related solutions	$155,913	$148,401	$606,936	$577,410
Software and services	20,436	25,377	79,400	93,678
Maintenance	18,820	23,510	74,622	81,432
Total revenues	195,169	197,288	760,958	752,520
Cost of revenues (exclusive of depreciation, shown separately below):
Cloud and related solutions	76,374	69,260	282,952	270,715
Software and services	12,145	15,685	49,202	68,597
Maintenance	10,942	10,552	42,993	40,429
Total cost of revenues	99,461	95,497	375,147	379,741
Other operating expenses:
Research and development	27,204	25,383	98,683	101,950
Selling, general and administrative	38,928	37,578	140,467	139,839
Depreciation	3,193	3,508	13,616	14,776
Restructuring and reorganization charges	1,017	1,252	416	3,074
Total operating expenses	169,803	163,218	628,329	639,380
Operating income	25,366	34,070	132,629	113,140
Other income (expense):
Interest expense	(4,386)	(2,536)	(16,262)	(10,967)
Amortization of original issue discount	(1,010)	(1,607)	(4,866)	(6,246)
Interest and investment income, net	759	364	2,457	1,038
Loss on repurchase of convertible notes	-	-	(8,651)	-
Other, net	(1,268)	(1,050)	(5,308)	(624)
Total other	(5,905)	(4,829)	(32,630)	(16,799)
Income before income taxes	19,461	29,241	99,999	96,341
Income tax provision	(6,814)	(5,573)	(37,117)	(33,774)
Net income	$12,647	$23,668	$62,882	$62,567

Weighted-average shares outstanding:
Basic	31,107	30,944	30,968	31,051
Diluted	32,935	34,029	33,014	33,438

Earnings per common share:
Basic	$0.41	$0.76	$2.03	$2.01
Diluted	0.38	0.70	1.90	1.87

Cash dividends declared per common share	$0.19	$0.18	$0.74	$0.70

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CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Year Ended
	December 31, 2016	December 31, 2015
Cash flows from operating activities:
Net income	$62,882	$62,567
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	13,616	14,776
Amortization	27,626	29,281
Amortization of original issue discount	4,866	6,246
Asset impairment	-	1,685
(Gain) loss on short-term investments and other	(83)	177
Loss on repurchase of convertible notes	8,651	-
Gain on disposition of business operations	(6,611)	(3,733)
Deferred income taxes	(2,811)	(16,106)
Excess tax benefit of stock-based compensation awards	(4,729)	(2,185)
Stock-based compensation	22,715	21,130
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	(23,243)	1,831
Other current and non-current assets	255	(5,387)
Income taxes payable/receivable	(14,167)	8,953
Trade accounts payable and accrued liabilities	(5,738)	13,916
Deferred revenue	957	3,808
Net cash provided by operating activities	84,186	136,959

Cash flows from investing activities:
Purchases of property and equipment	(14,263)	(18,845)
Purchases of short-term investments	(196,967)	(181,553)
Proceeds from sale/maturity of short-term investments	157,825	192,994
Acquisition of and investments in business, net of cash acquired	-	(1,300)
Acquisition of and investments in client contracts	(7,587)	(8,018)
Proceeds from the disposition of business operations	8,850	-
Net cash used in investing activities	(52,142)	(16,722)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,547	1,547
Payment of cash dividends	(24,110)	(22,238)
Repurchase of common stock	(25,196)	(65,027)
Payments on acquired asset financing	-	(829)
Proceeds from long-term debt	230,000	150,000
Payments on long-term debt	(7,500)	(127,500)
Repurchase of convertible notes	(215,676)	-
Payments of deferred financing costs	(6,744)	(2,742)
Excess tax benefit of stock-based compensation awards	4,729	2,185
Net cash used in financing activities	(42,950)	(64,604)
Effect of exchange rate fluctuations on cash	4,626	(4,714)

Net increase (decrease) in cash and cash equivalents	(6,280)	50,919

Cash and cash equivalents, beginning of period	132,631	81,712
Cash and cash equivalents, end of period	$126,351	$132,631

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$12,191	$8,380
Income taxes	53,020	41,860

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EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenues by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	December 31,	September 30,	December 31,
	2016	2016	2015
Americas	85%	86%	83%
Europe, Middle East and Africa	10%	9%	11%
Asia Pacific	5%	5%	6%
Total Revenues	100%	100%	100%

	Year Ended	Year Ended
	December 31,	December 31,
	2016	2015
Americas	86%	84%
Europe, Middle East and Africa	9%	11%
Asia Pacific	5%	5%
Total Revenues	100%	100%

Revenues by Significant Customers: 10% or more of Revenues

	Quarter Ended	Quarter Ended	Quarter Ended
	December 31,	September 30,	December 31,
	2016	2016	2015
Comcast	26%	27%	24%
Charter/Time Warner (for all periods presented)	20%	21%	20%
DISH	12%	13%	13%

	Year Ended	Year Ended
	December 31,	December 31,
	2016	2015
Comcast	26%	24%
Charter/Time Warner (for all periods presented)	21%	21%
DISH	13%	14%

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EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

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Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Restructuring and reorganization charges	X	X
Acquisition-related charges	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Gain (loss) on repurchase of convertible notes	—	X
Unusual income tax matters	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Restructuring and reorganization charges are infrequent expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Acquisition-related charges relate to direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results. These charges typically include expenses related to legal, accounting, and other professional services. The exclusion of these charges in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG, but instead is more dependent on CSG’s stock price at the date the equity award is granted, and the employee service period over which the equity awards vest. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to acquired intangible assets (e.g., software, client relationships, etc.), which are then amortized to expense over their estimated useful lives. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based

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on various estimates and valuation techniques, and does not necessarily represent the costs CSG would incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible notes OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible notes for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the repurchase of CSG’s convertible notes are not considered reflective of CSG’s recurring core business operating results.  Any resulting gain or loss on the repurchase of CSG’s convertible notes is non-cash income or expense, and therefore, the exclusion of this item allows investors to further evaluate the cash impact of these repurchases for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as restructuring and reorganization charges, and gains and losses related to the repurchase of CSG’s convertible notes, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

CSG Systems International, Inc.

February 1, 2017

Non-GAAP Financial Measures

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended		Quarter Ended
	December 31, 2016		December 31, 2015
		% of		% of
	Amounts	Revenues	Amounts	Revenues
GAAP operating income	$25,366	13.0%	$34,070	17.3%
Restructuring and reorganization charges (1)	1,017	0.5%	1,252	0.6%
Stock-based compensation (1)	5,443	2.8%	5,511	2.8%
Amortization of acquired intangible assets	1,963	1.0%	2,704	1.4%
Non-GAAP operating income	$33,789	17.3%	$43,537	22.1%

	Year Ended		Year Ended
	December 31, 2016		December 31, 2015
		% of		% of
	Amounts	Revenues	Amounts	Revenues
GAAP operating income	$132,629	17.4%	$113,140	15.0%
Restructuring and reorganization charges (1)	416	0.1%	3,074	0.4%
Stock-based compensation (1)	22,795	3.0%	21,371	2.9%
Amortization of acquired intangible assets	8,489	1.1%	11,983	1.6%
Non-GAAP operating income	$164,329	21.6%	$149,568	19.9%
(1)

Stock-based compensation included in the tables above and following excludes amounts that have been recorded in restructuring and reorganization charges.  In addition, restructuring and reorganization charges include the impact of the gain on disposition of business operations for the year ended December 31, 2016.

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	December 31, 2016		December 31, 2015
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$12,647	$0.38	$23,668	$0.70
GAAP income tax provision (2)	6,814		5,573
GAAP income before income taxes	19,461		29,241
Restructuring and reorganization charges (1)	1,017		1,252
Stock-based compensation (1)	5,443		5,511
Amortization of acquired intangible assets	1,963		2,704
Amortization of OID	1,010		1,607
Non-GAAP income before income taxes	28,894		40,315
Non-GAAP income tax provision (2)	(10,037)		(14,024)
Non-GAAP net income	$18,857	$0.57	$26,291	$0.77

CSG Systems International, Inc.

February 1, 2017

	Year Ended		Year Ended
	December 31, 2016		December 31, 2015
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$62,882	$1.90	$62,567	$1.87
GAAP income tax provision (2)	37,117		33,774
GAAP income before income taxes	99,999		96,341
Restructuring and reorganization charges (1)	416		3,074
Stock-based compensation (1)	22,795		21,371
Amortization of acquired intangible assets	8,489		11,983
Loss on repurchase of convertible notes	8,651		-
Amortization of OID	4,866		6,246
Non-GAAP income before income taxes	145,216		139,015
Non-GAAP income tax provision (2)	(53,076)		(51,436)
Non-GAAP net income	$92,140	$2.79	$87,579	$2.62
(2)	For the fourth quarter and year ended December 31, 2016 the GAAP and non-GAAP effective income tax rates were approximately 35% and 37%, respectively.

For the fourth quarter and year ended December 31, 2015, the GAAP effective income tax rates were approximately 19% and 35%, respectively, and the non-GAAP effective income tax rates were approximately 35% and 37%, respectively. The fourth quarter difference between the GAAP and the non-GAAP effective income tax rates relates primarily to the timing of the 2015 R&D tax credit legislation. The anticipated quarterly benefit of the credits was included in each of the quarters of 2015 for non-GAAP purposes; however, the fourth quarter GAAP tax rate reflects the entire benefit of the full year impact of the R&D tax credits, as the legislation was not passed until December.

(3)

The outstanding diluted shares for the fourth quarter and year ended December 31, 2016 were 32.9 million and 33.0 million, respectively, and for the fourth quarter and year ended December 31, 2015 were 34.0 million and 33.4 million, respectively.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
GAAP net income	$12,647	$23,668	$62,882	$62,567
GAAP income tax provision	6,814	5,573	37,117	33,774
Interest expense (4)	4,386	2,536	16,262	10,967
Amortization of OID	1,010	1,607	4,866	6,246
Loss on repurchase of convertible notes	-	-	8,651	-
Interest and investment income and other, net	509	686	2,851	(414)
GAAP operating income	25,366	34,070	132,629	113,140
Restructuring and reorganization charges (1)	1,017	1,252	416	3,074
Stock-based compensation (1)	5,443	5,511	22,795	21,371
Amortization of acquired intangible assets (5)	1,963	2,704	8,489	11,983
Amortization of other intangible assets (5)	5,150	3,762	16,856	14,547
Depreciation	3,193	3,508	13,616	14,776
Non-GAAP adjusted EBITDA	$42,132	$50,807	$194,801	$178,891
Non-GAAP adjusted EBITDA as a percentage of revenues	22%	26%	26%	24%

CSG Systems International, Inc.

February 1, 2017

(4)	Interest expense includes amortization of deferred financing costs as provided in Note 5 below.
(5)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Amortization of acquired intangible assets	$1,963	$2,704	$8,489	$11,983
Amortization of other intangible assets	5,150	3,762	16,856	14,547
Amortization of deferred financing costs	592	462	2,281	2,751
Total amortization	$7,705	$6,928	$27,626	$29,281

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Cash flows from operating activities	$24,680	$52,613	$84,186	$136,959
Purchases of property and equipment	(2,721)	(2,069)	(14,263)	(18,845)
Non-GAAP free cash flow	$21,959	$50,544	$69,923	$118,114

Non-GAAP Financial Measures – 2017 Financial Guidance

Non-GAAP Operating Margin:

The reconciliation of GAAP operating margin to non-GAAP operating margin, as included in CSG’s 2017 full year financial guidance, is as follows:

2017
Guidance
GAAP operating margin	14.50%
Restructuring and reorganization charges (6)	(0.00%)
Stock-based compensation (7)	2.75%
Amortization of acquired intangible assets (8)	1.00%
Non-GAAP operating margin	18.25%

(6)	This represents the pretax impact of restructuring and reorganization charges of an estimated ($0.2) million on CSG’s operating margin as a percentage of the midpoint of 2017 revenue guidance.
(7)	This represents the pretax impact of stock-based compensation expense of an estimated $21.2 million on CSG’s operating margin as a percentage of the midpoint of 2017 revenue guidance.
(8)	This represents the pretax impact of amortization of acquired intangible assets expense of an estimated $7.0 million on CSG’s operating margin as a percentage of the midpoint of 2017 revenue guidance.

CSG Systems International, Inc.

February 1, 2017

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2017 full year financial guidance is as follows (in thousands, except per share amounts):

	2017 Guidance Range
	Low Range		High Range
	Amounts	EPS (10)	Amounts	EPS (10)
GAAP net income	$61,300	$1.85	$67,100	$2.03
GAAP income tax provision (9)	30,200		33,000
GAAP income before income taxes	91,500		100,100
Restructuring and reorganization charges	(200)		(200)
Stock-based compensation	21,200		21,200
Amortization of acquired intangible assets	7,000		7,000
Amortization of OID	2,800		2,800
Non-GAAP income before income taxes	122,300		130,900
Non-GAAP income tax provision (9)	(45,300)		(48,400)
Non-GAAP net income	$77,000	$2.33	$82,500	$2.49

(9)	For 2017, the estimated effective income tax rates for GAAP and non-GAAP purposes are expected to be approximately 33% and 37%, respectively.

(10)	The weighted-average diluted shares outstanding are expected to be 33.1 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2017 full year financial guidance at the mid-point (in thousands, except percentages):

2017
GAAP net income	$64,200
GAAP income tax provision	31,600
Interest expense	16,000
Amortization of OID	2,800
Interest and investment income and other, net	(2,000)
GAAP operating income	112,600
Restructuring and reorganization charges	(200)
Stock-based compensation	21,200
Amortization of acquired intangible assets	7,000
Amortization of other intangible assets	19,000
Depreciation	15,000
Non-GAAP adjusted EBITDA	$174,600
Non-GAAP adjusted EBITDA as a percentage of revenues	23%

CSG Systems International, Inc.

February 1, 2017

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

2017
Cash flows from operating activities	$110,000
Purchases of property and equipment	(22,500)
Non-GAAP free cash flow	$87,500